Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-116055 and No. 333-123707 on Form S-8 of our report dated March 24, 2006, appearing in this Annual report on Form 10-K of UCN, INC. and subsidiaries for the year ended December 31, 2005

DELOITTE & TOUCHE LLP

Salt Lake City, Utah

March 24, 2006